                                                                  EXHIBIT 12.1




                          CHEROKEE INTERNATIONAL, LLC

                 CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
For the period from March 30, 1996 (date of formation) through December 31, 1996 and the years ended December 31, 1997 and 1998, and
             the three months ended March 31, 1998 and 1999 (unaudited)
                        (in thousands, except ratios)


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

                                                                                           Three months ended
                                          March 30, 1996      Years ended December 31          March 31
                                              through          -----------------------     ------------------
                                         December 31, 1996       1997           1998        1998        1999

Earnings
  Income before income taxes                  $7,614           $18,538        $23,900      $4,748     $10,722
  Fixed charges                                1,953             1,504            860         191         199
                                              ------           -------        --------     ------     -------
    Total earnings                            $9,567           $20,042        $24,760      $4,939     $10,921
                                              ------           -------        --------     ------     -------
                                              ------           -------        --------     ------     -------
Fixed Charges
  Interest                                    $1,638           $1,065         $   373      $   72     $    43
  Implicit rental interest expense               315              439             487         119         156
                                              ------           -------        --------     ------     -------
    Total fixed charges                       $1,953           $1,504         $   860      $  191     $   199
                                              ------           -------        --------     ------     -------
                                              ------           -------        --------     ------     -------


Ratio of earnings to fixed charges              4.9x             13.3x           28.8x      25.8x       54.9x
                                              ------           -------        --------     ------     -------
                                              ------           -------        --------     ------     -------

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